Exhibit 99.1

NasdaqGM:CECE	NEWS RELEASE

CECO ENVIRONMENTAL REPORTS

FIRST QUARTER 2012 RESULTS

Earnings per Share Increases 50% Year-over-Year

CINCINNATI, OHIO, May 10, 2012—CECO Environmental Corp. (NasdaqGM:CECE), a leading global provider of air pollution control technology, systems and equipment, today announced first quarter results for the period ended March 31, 2012.

Financial highlights for the first quarter of 2012 compared to the first quarter of 2011 include:

Net sales were $33.0 million as compared to $36.0 million in the same period of 2011. The decline in revenues was a result of some customer project delays and previously communicated product portfolio improvements and divestitures;

Gross profit increased by 20%, to $10.2 million as compared to $8.5 million in 2011;

Gross margin increased to 30.9% compared to 23.6% for the same quarter in 2011;

Operating income increased to $3.7 million in 2012 as compared to $2.4 million in 2011, a 54% improvement;

Operating margin increased to 11.2% from 6.7% in 2011;

Net income increased to $2.0 million in 2012 as compared to net income of $1.3 million in 2011;

Net income per diluted share increased to $0.12 in 2012 as compared to $0.08 in 2011.

Bookings were $30.7 million compared to $33.3 million in 2011;

Cash and cash equivalents increased to $19.9 million compared to $12.7 as of December 31, 2011, with no bank debt; and

Backlog as of March 31, 2012 was $52.6 million compared to $54.9 million as of December 31, 2011 and $51.6 million as of March 31, 2011.

“I am once again very pleased with our results for the quarter as CECO continued to achieve significant improvements in margins and profitability,” commented CECO’s Chief Executive Officer, Jeff Lang. “We realized record gross and operating margins which was a direct result of our focus on operational excellence, improved product mix and enhanced sales pricing management. We are seeing positive activity from new and existing customers that we believe will allow CECO to continue to generate improving results for the remaining quarters of 2012.”

CECO will host a conference call on Thursday, May 10, 2012 at 8:30 a.m. EDT to review its financial results for the quarter. Conferencing details are as follows:

Dial in number: International dial in number: Participant passcode: Replay: International: Passcode:	866-713-8562 617-597-5310 57024248 888-286-8010 617-801-6888 75362924

This call is being webcast by Thomson/CCBN and can be accessed at CECO’s web site at www.cecoenviro.com.

The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a leading global provider of air pollution control technology. Through its subsidiaries – Busch International, CECO Filters, CECO Abatement Systems, Kirk & Blum, Effox-Flextor, Fisher-Klosterman/Buell, CECO China and A.V.C. Specialists – CECO provides a wide spectrum of air quality products and services including engineered equipment, cyclones, scrubbers, dampers, diverters, RTO’s, component parts and monitoring and management services. Industries served include refining, petro-chemical, power, aluminum, steel, automotive, chemical and large industrial processes. Revenue from engineered equipment technology is approximately 75% and 25% from parts, services and aftermarket. Global Growth, Operational Excellence, Margin Expansion, Safety, and Employee Development are CECO’s core competencies and long term objectives.

For more information on CECO Environmental please visit the company’s website at http://www.cecoenviro.com.

Contact:

Corporate Information

Jeff Lang, CECO Environmental Corp.

Email: investors@cecoenviro.com

1-800-333-5475

CECO ENVIRONMENTAL CORP.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	THREE MONTHS ENDED MARCH 31,
Dollars in thousands, except per share data	2012	2011
Net sales	$33,026	$35,956
Cost of sales	22,842	27,483

Gross profit	10,184	8,473
Selling and administrative	6,341	5,947
Amortization	96	111

Income from operations	3,747	2,415
Other expense, net	(65)	(27)
Interest expense (including related party interest of $56 and $56, respectively)	(271)	(290)

Income from continuing operations before income taxes	3,411	2,098
Income tax expense	1,366	840

Net income	$2,045	$1,258

Per share data:
Basic net income	$0.14	$0.09

Diluted net income	$0.12	$0.08

Weighted average number of common shares outstanding:
Basic	14,527,371	14,313,851
Diluted	17,128,134	17,093,235

CECO ENVIRONMENTAL CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

Dollars in thousands, except per share data	MARCH 31, 2012	DECEMBER 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$19,860	$12,724
Accounts receivable, net	20,268	23,109
Costs and estimated earnings in excess of billings on uncompleted contracts	6,274	10,643
Inventories, net	4,558	4,344
Prepaid expenses and other current assets	2,171	2,650

Total current assets	53,131	53,470

Property and equipment, net	5,502	5,651
Goodwill	14,741	14,661
Intangibles – finite life, net	432	526
Intangibles – indefinite life	3,226	3,218
Deferred income tax asset, net	848	848
Deferred charges and other assets	769	971

	$78,649	$79,345

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$11,117	$13,569
Billings in excess of costs and estimated earnings on uncompleted contracts	9,038	9,647
Accrued income taxes	807	393

Total current liabilities	20,962	23,609
Other liabilities	3,160	3,146

Convertible subordinated notes (including related parties notes of $3,950 in 2012 and 2011)	9,400	9,600

Total liabilities	33,522	36,355

Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized, 14,714,951 and 14,654,262 shares issued in 2012 and 2011, respectively	147	146
Capital in excess of par value	44,656	44,249
Accumulated earnings	2,834	1,301
Accumulated other comprehensive loss	(2,154)	(2,350)

	45,483	43,346

Less treasury stock, at cost, 137,920 shares in 2012 and 2011, respectively	(356)	(356)

Total shareholders’ equity	45,127	42,990

	$78,649	$79,345

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in CECO’s Annual and Quarterly Reports filed with the Securities and Exchange Commission, and include, but are not limited to: our dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding our estimates and our method of accounting for contract revenue; our history of losses and possibility of further losses; fluctuations in operating results from period to period due to seasonality of our business; the effect of growth on our infrastructure, resources, and existing sales; our ability to expand our operations in both new and existing markets; the potential for contract delay or cancellation; the potential for fluctuations in prices for manufactured components and raw materials; the impact of federal, state or local government regulations; economic and political conditions generally; and the effect of competition in the air pollution control and industrial ventilation industry. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. We caution investors that other factors might, in the future, prove to be important in affecting our results of operations. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Investors are further cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.